UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2024

GRACE THERAPEUTICS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35776	98-1359336
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

103 Carnegie Center Suite 300 Princeton, New Jersey	08540
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (609) 322-1602

Acasti Pharma Inc.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	GRCE	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 24, 2024, Grace Therapeutics, Inc. (the “Company”) filed a certificate of amendment (the “Certificate of Amendment”) to its Certificate of Incorporation with the Secretary of State of the State of Delaware solely to change the Company’s name from “Acasti Pharma Inc.” to “Grace Therapeutics, Inc.” The name change became effective on October 28, 2024. A copy of the Certificate of Amendment is attached as Exhibit 3.1 hereto and incorporated herein by reference.

In connection with the name change, the Company’s Board of Directors amended the Company’s Bylaws (the “Bylaws”) to reflect the Company’s name change, also effective October 28, 2024. No other changes were made to the Bylaws. A copy of the Bylaws reflecting this amendment is attached as Exhibit 3.2 hereto and incorporated herein by reference.

The Company’s common stock previously traded on the Nasdaq Stock Market under the ticker symbol “ACST” and, effective as of October 28, 2024, is trading on the Nasdaq Stock Market under the new ticker symbol “GRCE”.

The name change does not affect the rights of the Company’s security holders, and the CUSIP number for the Company’s common stock will continue to be 00439U104.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
3.1	Certificate of Amendment to the Certificate of Incorporation of Grace Therapeutics, Inc.
3.2	Bylaws of Grace Therapeutics, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRACE THERAPEUTICS, INC.

October 28, 2024	By:	/s/ Prashant Kohli
	Name:	Prashant Kohli
	Title:	Chief Executive Officer